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                                                                    EXHIBIT 99.1

REVOCABLE
APPOINTMENT
OF PROXY


FIRST BANCORP

                   SPECIAL AND ANNUAL MEETING OF SHAREHOLDERS
                    to be held on June 27, 2000 at 3:00 P.M.

   THIS APPOINTMENT OF PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints James H. Garner and Anna G. Hollers, jointly and individually, as Proxies with full power of substitution to act and vote for and on behalf of the undersigned, as designated below, all the common shares of First Bancorp (the "Company") held of record by the undersigned on May 11, 2000, at the special and annual meeting of shareholders to be held at 3:00 p.m. at the main office of the Company, 341 North Main Street, Troy, North Carolina 27371 on June 27, 2000 or any postponement or adjournment thereof.

1. PROPOSAL TO APPROVE THE MERGER AGREEMENT AND PLAN OF MERGER WITH FIRST SAVINGS BANCORP, INC.

                    / /  FOR       / /  AGAINST       / /  ABSTAIN

2. PROPOSAL TO ISSUE COMMON STOCK OF THE COMPANY IN CONNECTION WITH THE MERGER WITH FIRST SAVINGS BANCORP, INC.

                    / /  FOR       / /  AGAINST       / /  ABSTAIN

3. PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS ON THE BOARD TO 18 AND TO AUTHORIZE THE BOARD OF DIRECTORS TO ESTABLISH THE NUMBER OF DIRECTORS ON THE BOARD, UP TO THE MAXIMUM NUMBER

                    / /  FOR       / /  AGAINST       / /  ABSTAIN

4.       ELECTION OF DIRECTORS

         / / FOR all nominees listed below (11 nominees       / / WITHHOLD                      / / FOR ALL
             if Proposals 1, 2 and 3 are not approved;                                              EXCEPT
             18 nominees if Proposals 1, 2 and 3 are
             approved)
             (except as marked to the contrary below)

         11 Nominees:   James H. Garner, Jack D. Briggs, David L. Burns,
                        Jesse S. Capel, George R. Perkins, Jr., G.T. Rabe, Jr.,
                        Edward T. Taws, Frederick H. Taylor, Goldie H. Wallace,
                        A. Jordan Washburn, John C. Willis

         7 Conditional Nominees:    Virginia C. Brandt, H. David Bruton, M.D.,
                                    John F. Burns, Felton J. Capel,
                                    Frank G. Hardister, Thomas F. Phillips,
                                    William E. Samuels

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR
     ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
                         -------------------------------

5. PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000

                    / /  FOR       / /  AGAINST       / /  ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

     THE PROXIES WILL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES NAMED HEREIN AND FOR ALL THE PROPOSALS UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE THE PROXIES WILL VOTE AS DIRECTED.


         The undersigned acknowledges receipt of the Notice of Special and Annual Meeting and Joint Proxy Statement/Prospectus dated May 16, 2000, and revokes all Appointments of Proxy heretofore given by the undersigned.



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         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED:                             , 2000
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                                    ------------------------------------------
                                    Signature

                                    ------------------------------------------
                                    Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.